AMENDED AND RESTATED DEPOSIT AGREEMENT

by and among

AMER SPORTS CORPORATION
as Issuer

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Depositary,

AND

THE HOLDERS
OF AMERICAN DEPOSITARY SHARES EVIDENCED BY
AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

Dated as of May , 2008

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of May , 2008 among AMER SPORTS CORPORATION, a corporation organized and existing under the laws of the Republic of Finland (herein called the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G.,, as depositary (herein called the “Depositary”), and all Holders from time to time of American Depositary Receipts issued hereunder.

WITNESSETH:

WHEREAS, the Company and The Bank of New York entered into a deposit agreement dated as of September 27, 1993 (the “Original Deposit Agreement”);

WHEREAS, the Company has appointed the Depositary as successor depositary under the Original Deposit Agreement, and the Depositary has delivered an instrument in writing to The Bank of New York and the Company accepting that appointment;

WHEREAS, the Company and the Depositary now wish to amend and restate the Original Deposit Agreement pursuant to Section 6.1 of the Original Deposit Agreement in the form of this amended and restated Deposit Agreement;

WHEREAS, the Company and the Depositary desire to enter into this Deposit Agreement to provide, as hereinafter set forth, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares (as hereinafter defined) representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the following respective terms used in this Deposit Agreement:

SECTION 1.1.  The term “Company” shall mean Amer Sports Corporation, a corporation organized and existing under the laws of the Republic of Finland, and its successors.

SECTION 1.2.  The term “Depositary” shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary hereunder. The term "Principal Office" when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, U.S.A .Principal.

SECTION 1.3.  The term “Custodian” shall mean the principal Helsinki office of Nordea Bank Finland Plc, as agent of the Depositary for purposes of this Deposit Agreement, and any other or additional firm or corporation which may hereafter be appointed by the Depositary, with notice to and the approval of Company (which approval shall not be unreasonably withheld or delayed), pursuant to the terms of Section 5.5, as substitute custodian hereunder, as the context shall require, and the term “Custodians” shall mean all such persons, collectively.

SECTION 1.4.  The term “Deposit Agreement” shall mean this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

SECTION 1.5  The term “Shares” shall mean A-Shares, without nominal value, of the Company; provided, however, that if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the A-Shares, without nominal value, of the Company, the term “Shares” shall thereafter represent the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.6.  The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

SECTION 1.7.  The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

SECTION 1.8.  The term “American Depositary Shares” shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities represented thereby. At the date hereof, two American Depositary Shares shall represent one Share; provided, however, that if there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, the term “American Depositary Shares” shall thereafter represent the number of Shares or Deposited Securities specified in such Sections.

SECTION 1.9.  The term “Holder” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.10. The term “Registrar’ shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfer of Receipts as herein provided and shall include any co-registrar appointed by the Depositary upon the request or with the approval of the Company. The Depositary may act as Registrar hereunder.

SECTION 1.11. The term “dollars” shall mean United States dollars.

SECTION 1.12. The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.13. The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.14. The term “Commission” shall mean the United States Securities and Exchange Commission or any successor governmental agency in the United States.

SECTION 1.15. The term “Finland” shall mean the Republic of Finland.

SECTION 1.16. The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act of 1933), or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act of 1933 in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the Untied States or Finland, or under a shareholder agreement or the Articles of Association and By-laws of the Company.

SECTION 1.17. The term “FCSD” shall mean The Finnish Central Securities Depository Ltd or any successor organization serving in the same capacity in Finland.

SECTION 1.18. The term “Book-Entry Account” shall mean an account kept in Book-Entry Registers.

SECTION 1.19. The term “Book-Entry Register” shall mean the Book-Entry Registers maintained by  The Finnish Central Securities Depository Ltd, Nordea Bank Finland Plc, Skandinaviska Enskilda Banken, Svenska Handelsbanken AB (publ.) Finland Branch, OKO Bank Plc, Evli Bank Plc, Sampo Bank Plc, Danske Bank A/S and/or any other entity licensed under the laws of Finland, from time to time, as a Book-Entry Register.

SECTION 1.20. "Deliver" and "Delivery" shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, as appropriate, including, without limitation, through DRS/Profile. With respect to DRS/Profile ADRs, the terms "execute", "issue", "register", "surrender", "transfer" or "cancel" refer to applicable entries or movements to or within DRS/Profile.

SECTION 1.21. "DRS/Profile" means the system for the uncertificated registration of ownership of securities pursuant to which ownership of ADSs is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary. Ownership of ADSs held in DRS/Profile are evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

 SECTION 1.22.  "DTC" shall mean The Depository Trust Company, the central book-entry clearinghouse and settlement system for securities traded in the United States, and any successor thereto.

SECTION 1.23. "Affiliate" shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act of 1933.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1. Form and Transferability of Receipts. Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. No definitive Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary. The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of definitive Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Holder. Holders and holders of Receipts shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

The rights of any Holder with respect to Deposited Securities shall be as set forth in this Deposit Agreement and a Receipt shall not confer on a Holder any rights against the Company or the Depositary or the Custodian except as fully provided herein.

SECTION 2.2. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by any person by delivery thereof to any Custodian, properly endorsed or accompanied by any appropriate instrument or instruments of transfer, in form satisfactory to such Custodian, together with all such certifications and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit.

No Share shall be accepted for deposit hereunder unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by (i) the governmental authority or body in Finland, if any, which is then performing the function of the regulation of currency exchange and (ii) the governmental authority or body in Finland, if any, which is then performing the function of the regulation of foreign ownership of Finnish companies. No Shares shall be accepted for deposit unless accompanied by payment of any Finnish tax or duty payable by the Depositary or any Custodian in relation to such deposit or the issuance of the corresponding Receipts.

If required by the Depositary, Shares presented for deposit at any time, whether or not the Book-Entry Register is open for business, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to a Custodian of any dividend, or right to subscribe for additional Shares or any other securities or to receive other property, which any person for whose benefit the Shares are held or recorded in the Book-Entry Register may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to the Custodian of Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such Shares for transfer and recordation in the Book-Entry Register of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

SECTION 2.3. Execution and Delivery of Receipts. Upon receipt and acceptance by the Custodian of any deposit pursuant to Section 2.2, together with the other documents specified above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notifications shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex, SWIFT or facsimile transmission. Upon receiving such notice from the Custodian, the Depositary, subject to, and in accordance with, the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person is entitled, but only upon payment to the Depositary of the fee of the Depositary for the issuance, execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4. Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register from time to time transfers of Receipts on its transfer books upon any surrender of a Receipt by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York, the United States of America or Finland. Thereupon, the Depositary shall execute a new Receipt or Receipts and the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and deliver a certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

SECTION 2.5. Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of a Receipt evidencing American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts as provided in Section 5.9, and subject to the terms and conditions of this Deposit Agreement, the Company’s Articles of Association and the terms of the Deposited Securities, the Holder of such Receipt shall be entitled to transfer in the Book-Entry Register (including such Holder’s registration in the Company’s shareholder register maintained by the FCSD), to him or upon his order, of the amount of Deposited Securities at the term represented by such Receipt.

Delivery of Deposited Securities may be made by transfer into the Holder’s or his nominee’s Book-Entry Account with the Book-Entry Register of Shares registered in the name of such Holder or as ordered by him or by delivery, by electronic transfer or otherwise, of any other securities, property or cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay and only subject to, and in accordance with, the terms and conditions of this Deposit Agreement.

A Receipt surrendered for such purpose shall be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to or upon the written order of the person or persons designated in such order. Thereupon the Depositary shall direct one (or more) of the Custodians to transfer at the principal Helsinki office of such Custodian or Custodians, subject to Sections 2.6, 3.1 and 3.2, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any cash, dividends, distributions or rights with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder surrendering a Receipt, and for the account of such Holder, the Depositary shall direct a Custodian to transfer or forward any cash, rights or other property comprising, and to forward appropriate evidence of title and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.6. Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt or depositor of Shares of a sum sufficient or reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Book-Entry Register are closed, or if any such action is deemed, in good faith, necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject to the following sentence.

Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction IA(1) to Form F-6 (as such may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays relating to the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or the withdrawal of the Deposited Securities.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or Deposited Securities.

Finnish law may set forth restrictions as to the percentage of the total share capital of the Company that may be held by non-Finnish persons. The Company may restrict transfers of the Shares in order to comply with this foreign ownership limit and will instruct the Depositary and the Custodian in writing with respect to such restrictions on the acceptance by the Depositary and/or a Custodian of deposits of Shares hereunder.

SECTION 2.7. Lost Receipts, etc. . In case any Receipt shall be mutilated, destroyed, lost or stolen, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, subject to Section 5.9 hereof, the Depositary shall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in form and amount acceptable to the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under this Section, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

SECTION 2.9. Pre-Release of Receipts. Notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 (“Pre-Release”). The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder then outstanding; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.1. Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, postal address, exchange control approval, legal or beneficial ownership or such information relating to the registration in the Book-Entry Register of the Shares presented for deposit or other information relating to the registration in the Book-Entry Register of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper, or as the Company may require by written notice to the Depositary and each Custodian. The Depositary may, and shall if requested in writing by the Company, withhold the delivery of registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed, or such certificates are executed or such representations and warranties are made. The Depositary, upon the Company’s written request and at the Company’s expense, shall provide the Company with copies of any such proofs of, certifications, representations or warranties or information as to, citizenship or residence, postal address, exchange control approval, legal or beneficial ownership information as the Company may request.

SECTION 3.2. Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by the Depositary with respect to any Deposited Securities evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

SECTION 3.3. Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Every such person shall be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.4. Disclosure of Interests. Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to comply with requests from the Company which are made pursuant to the requirements of any relevant stock exchange or other official authority (which requirements may be in the form of permanent regulations) to provide information as to the capacity in which such Holder owns Receipts and regarding the identity of any other person interested in such Receipts and regarding the nature of such interest, all as if such Receipts were to the extent practicable the Shares represented thereby, and the Depositary agrees to use its reasonable efforts to forward to any Holder, at the Company’s expense, any request by the Company for such information.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1. Appointment as Agent by Holders. Each Holder upon acceptance of a Receipt issued in accordance with the terms hereof, thereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

SECTION 4.2. Cash Distributions. Whenever the Depositary or the Custodian shall receive notice of any cash dividend or other cash distribution by the Company on any Deposited Securities, the Company shall pay such amounts to the Depositary, subject to the provisions of Section 4.6, and the Depositary shall convert such dividend or distribution into dollars (and, in the case of the Custodian, remit the amount thus received to the Depositary) and the Depositary shall distribute such amount to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or its agent, the Depositary or the Custodian shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holders of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. Holders and holders of Receipts understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. It is understood that, notwithstanding that a portion of any distribution is held by the Depositary pursuant to this paragraph, upon payment of the cash distribution to a Custodian and/or the Depositary in accordance with the terms and conditions of this Deposit Agreement, the Company shall have fully discharged, and be free of all, obligations to any Holder relating to such cash distribution. Concurrently with making any cash distributions in respect of any Deposited Securities held by the Depositary, the Custodian, the Company or its agent as appropriate will withhold tax on any cash dividend or cash distribution as required by applicable law of Finland or regulation and remit to the appropriate governmental authority or agency in Finland all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Depositary, the Custodian or the Company or its agent, as appropriate, may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

SECTION 4.3. Distributions Other Than Cash or Shares. Whenever the Depositary or the Custodian shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall, upon consultation with the Company, cause the securities or property so received to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including, without limiting the generality of the foregoing, a determination by the Depositary that such distribution in the United States would not be lawful or any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.4. Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall take all steps necessary to receive such distribution and may, with the Company’s approval, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.3. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Notwithstanding the foregoing, in the event that the Depositary determines that a distribution in Shares may not legally be made to some or all Holders, whether directly or as provided in the preceding sentence, the Depositary may sell such Shares and remit the proceeds thereof to the Holders entitled thereto as in the case of a distribution in cash all in the manner and subject to the conditions described in Section 4.3.

SECTION 4.5. Rights. In the event that the Company shall offer to cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall take all steps necessary to receive such rights and, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of any such sale for the accounts of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the applicable of exchange restrictions with regard to a particular Holder, or the date of delivery of any Receipt or Receipts, or otherwise and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.2. The Depositary will not offer such rights to Holders having an address in the United States, unless the Company furnishes to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offerings is in effect or (ii) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933. The Company shall not be obligated to provide any such opinions or evidence or effect registration of such rights under the Securities Act of 1933.

SECTION 4.6. Conversion of Foreign Currency. Whenever the Depositary shall receive any currency other than dollars, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof such currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars freely transferred to the United Sates, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such currency into dollars, and such dollars shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution to the Holders may be made upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution to the Holders can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that, in its judgment, any currency other than dollars received by the Depositary is not convertible on a reasonable basis into dollars freely transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or, in the opinion of the Depositary, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute such currency (or an appropriate document evidencing the right to receive such currency) received by the Depositary to, or, in its discretion, may hold such currency for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of currency, in whole or in part, cannot be effected for distribution in dollars to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts for whom such conversion and distribution is practicable and may distribute the balance of such currency received by the Depositary to, or hold such balance uninvested and without liability for the interest thereon for the account of, the Holders of Receipts for whom such conversion and distribution is not practicable.

Holders understand that in converting foreign currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

SECTION 4.7. Fixing of Record Date. Whenever the Depositary shall receive written notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash or Shares, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive written notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (which, where applicable, shall be as close as practicable to the date corresponding to the record date fixed by the Company in respect of the Shares) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such divided, distribution or rights or the net proceeds of sale thereof or to give such voting instructions, to receive such notice or solicitation, or otherwise take action in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.8. Voting of Deposited Securities. Upon receipt of any notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.7 and shall mail to the Holders of record a notice which shall contain: (a) such information as is contained in any such notice of meeting (including, without limitation, a statement that shareholders are required to give notice of their intention to attend the meeting in person or by proxy), and (b) a statement that a Holder of record at the close of business on the specified record date will be entitled, subject to any applicable provisions of Finnish law and of the Articles of Association of the Company and subject to compliance with the next succeeding paragraph, to appoint the Depositary as proxy as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities.

It is a precondition for exercising any voting rights that a Holder is registered in the Company’s shareholder register as a shareholder prior to the record date of the meeting and gives notice of his intention to attend the meeting, in person or by power of attorney, not later than a date specified in the notice convening the meeting. Pursuant to these requirements, Holders of Receipts will be entitled to instruct the Depositary to request the Custodian to cause the equivalent underlying Shares to be registered in the Book-Entry Register in the name of the Holder and to give notice to the Company of the Holder’s intention to attend the meeting and to vote the Shares at such meeting in person or by proxy. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Shares or other Deposited Securities evidenced by such Receipt in accordance with the instructions set forth in such request. Immediately following any such meeting, the Custodian will re-register the Shares in the Book-Entry Register in the name in which such Shares were previously registered.

SECTION 4.9. Changes Affecting Deposited Securities. In circumstances where the provisions of Section 4.4 do not apply, upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of, or in respect of, Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth also represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company’s approval, and shall, if the Company so shall request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof, at the Company’s expense, in writing to all Holders of Receipts.

SECTION 4.10. Available Information. The Company furnishes the Commission with certain public reports and documents required by the laws of Finland or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

SECTION 4.11.  Reports. The Depositary shall make available for inspection by the Holders of Receipts at its Principal Office any notices and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies of notices and reports when furnished by the Company pursuant to Section 5.6. Any such reports and communications furnished to the Depositary by the Company and all notices, reports and communications referred to in Sections 4.10 and 5.6 shall be furnished in English, to the extent such materials are required to be translated into English under the Securities Exchange Act of 1934 or any rule or regulation of the Commission.

SECTION 4.12.  Lists of Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.13. Taxation. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, at such place or places and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1. Maintenance of Officer and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, and surrender, of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books in such facilities in the City of New York for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts and the Company, provided that such inspection shall not to the Depositary’s knowledge be for the purpose of communicating with the Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, at the request of or with the approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or system or systems. Such Registrar or co-registrars may be removed and a substitute appointed by the Depositary upon the request or with the approval of the Company.

SECTION 5.2. Prevention or Delay in Performance by the Depositary or the Company; Limitation on Liabilities. Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Finland or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company’s Articles of Association or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Company’s Articles of Association or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any holder of Receipts or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or holders of Receipts to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise.

SECTION 5.3. Obligations of the Depositary, the Custodian and the Company. Each of the Company and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders of Receipts or other persons, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to the Holders of Receipts or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities) except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor their respective agents shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or failure to act is in good faith.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor the Depositary without the execution or filing of any document or any further act.

SECTION 5.5. The Custodian. A Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian approved by the Company, which approval shall not be unreasonably withheld, which shall thereafter be the Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute custodian approved by the Company, (which approval shall not be unreasonably withheld), which shall thereafter be the Custodian hereunder, and upon demand of the Depositary the predecessor custodian shall deliver the Deposited Securities held by it to such substitute custodian and such other books and records maintained by such predecessor with respect to its function as the Custodian hereunder. Each such substitute custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice thereof in writing to the Company and all Holders of Receipts.

Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6. Notices and Reports. Upon the giving of notice by the Company, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian a copy of any notice thereof in the form given to holders of such Shares or other Deposited Securities.

The Depositary will, at the Company’s expense, arrange for the prompt transmittal by the Custodian to the Depositary of any such notice and any other reports and communications which are made generally available by the Company to holders of its Shares, and arrange for the mailing, at the Company’s expense, of copies thereof to all Holders of Receipts.

SECTION 5.7. Issuance of Additional Shares, etc. The Company agrees that in the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities evidenced by Receipts, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to making such dividend or distribution available to the Holders entitled thereto. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover the issuance of such securities.

The Company agrees that it will obtain legal advice from counsel for the Company in the United States as to whether future issuances for cash of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution as set forth above), are such as to make it necessary for a registration statement under the Securities Act of 1933 covering such securities to be in effect. If being advised by such counsel, the Company determines that issuance of such securities is required to be registered under the Securities Act of 1933, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or direct the Depositary to take specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such act.

The Company agrees with the Depositary that neither the Company nor any company controlled by, or under common control with, the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any such company unless a registration statement is in effect as to such Shares under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from registration under the provisions of such Act.

SECTION 5.8. Indemnification. The Company agrees to indemnify the Depositary and its directors, employees, agents (including each Custodian) and affiliates against, and hold each of them harmless from, any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates against, and hold them harmless from, any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to its or their negligence or bad faith.

Notwithstanding the above, in no event shall the Depositary, the Company or any of their respective directors, officers, employees, agents and/or Affiliates be liable for any indirect, special, punitive or consequential damages to the Depositary, the Company, Holders, holders of Receipts or any other person.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

SECTION 5.9. Charges of Depositary. The Company agrees to pay all charges and expenses of the Depositary as shown in Exhibit B hereto as payable by the Company and those of the Registrar, in each case other than (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.3 and the surrender of Receipts pursuant to Section 2.5 or the making of a distribution pursuant to Section 4.2, (2) taxes and other governmental charges, (3) such fees as may from time to time be in effect for the registration, exchange or transfer of Shares generally on the share register of the Company in connection with the making of deposits and withdrawals hereunder and accordingly applicable to transfers of Shares to the name of the Depositary on the making of deposits hereunder, (4) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts and (5) such expenses as are incurred by the Depositary in the conversion of currency other than dollars pursuant to Section 4.6. Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian hereunder are for the sole account of the Depositary.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance, execution and delivery or cancellation of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after the Depositary shall have given a notice of amendment of this Deposit Agreement to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment of this Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor, the Deposited Securities represented thereby.

SECTION 6.2. Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall have been appointed and accepted its appointment as provided in Section 5.4 within such 60 days. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem proper, the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian hereunder and shall be open to inspection by any Holder of a Receipt during business hours.

SECTION 7.2. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4. Holders Parties; Binding Effect. The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to the Company at M’kel’nkatu 91, P.O. Box 130, FIN-00601 Helsinki, Finland, Attention: Group Treasury, telefax: 358 0 7577 200 or at such other place which the Company may designate by giving notice thereof in writing to the Depositary and the Custodian.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention: ADR Department, telephone: (001) 212 602-1044, facsimile: (001) 212 797 0327 or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent to the Company or the Depositary shall be deemed to be effective upon receipt. Delivery of a notice sent to any Holder by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6. Governing Law. This Deposit Agreement and the Receipts shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, AMER SPORTS CORPORATION and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

AMER SPORTS CORPORATION

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

Exhibit A to Deposit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY

RECEIPT

for

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED A-SHARES

of

AMER SPORTS CORPORATION

(ORGANIZED UNDER THE LAWS OF THE

REPUBLIC OF FINLAND)

DEUTSCHE BANK TRUST COMPANY AMERICAS, a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the Depositary), hereby certifies that ___________________ or registered assigns is the owner of ______________ American Depositary Shares, representing deposited A-Shares, without nominal value, (including evidence of rights to receive such shares, the Shares), of AMER SPORTS CORPORATION, a corporation organized under the laws of the Republic of Finland (herein called the Company). At the date of the Deposit Agreement (as hereinafter defined), two American Depositary Shares represent one Share deposited under the Deposit Agreement with a Custodian, which at the date of execution of the Deposit Agreement is Nordea Bank Finland Plc.

(1)  The Deposit Agreement. This American Depositary Receipt is one of the American Depositary Receipts (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of May , 2008 (herein called the Deposit Agreement), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodian and are available for inspection by Holders during business hours. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms used but not defined herein shall have the meanings set forth in the Deposit Agreement.

(2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in Paragraph (6) on the face of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Company’s Articles of Association and the terms of the Deposited Securities, the Holder hereof is entitled to transfer in the Book-Entry Register (including such Holders registration in the Company’s shareholder register maintained by the FCSD) to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by transfer into the Holders or his nominees Book-Entry Account with the Book-Entry Register of Shares registered in the name of such Holder or as ordered by him or by delivery, by electronic transfer or otherwise, of any other securities, property or cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such transfer shall be made, as hereinafter provided, without unreasonable delay and only subject to, and in accordance with, the terms and conditions of the Deposit Agreement.

(3)  Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one receipt representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto and payment of any applicable fees as provided in Paragraph (6) on the face of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or such other information relating to the registration in the Book-Entry Register of the Shares presented for deposit or other information as it may deem necessary or proper. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers or surrenders of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Book-Entry Register are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time. Notwithstanding any provision of the Deposit Agreement or hereof to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction 1A(1) to Form F- 6 (as such may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays relating to the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or Deposited Securities.

Finnish law may set forth restrictions as to the percentage of the total share capital of the Company which may be held by non- Finnish persons. The Company may restrict transfers of the Shares in order to comply with this foreign ownership limit and will instruct the Depositary and the Custodian in writing with respect to such restrictions on the acceptance by the Depositary and/or a Custodian of deposits of Shares hereunder.

(4)  Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and any withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(5)  Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(6)  Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued. The Depositary will charge the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts surrendered. The Company will pay the other charges of the Depositary and those of any Registrar under the Deposit Agreement, with the exception of (i) taxes and other governmental charges, (ii) share transfer, exchange or registration fees on deposits and withdrawals of Shares, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of currency other than dollars into dollars.

(7)  Title to Receipt. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(8)  Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

(9)  Disclosure of Interests. The Holder hereof agrees to comply with requests from the Company which are made pursuant to the requirements of any relevant stock exchange or other official authority (which requirements may be in the form of permanent regulations) to provide information as to the capacity in which the Holder owns this Receipt and regarding the identity of any other person interested in such Receipt and the nature of such interest, all as if such Receipt was to the extent practicable the Shares represented hereby, and the Depositary agrees to use its reasonable efforts to forward to the Holder, at the Company’s expense, any request by the Company for such information.

(10)  Available Information. As of the date of the Deposit Agreement, the Company furnishes the Commission with certain public reports and documents required by the laws of Finland or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

Dated:

DEUTSCHE BANK TRUST
COMPANY AMERICAS,
as Depositary

By:
Vice President

Countersigned:

By:
Authorized Signatory

The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT

(1) Dividends and Distributions; Rights. Whenever the Depositary shall receive notice of any cash dividend or other cash distribution on the Deposited Securities, the Company shall pay such amounts to the Depositary and the Depositary then shall, if at the time of receipt thereof any amounts received in a currency other than United States dollars can in the judgment of the Depositary be converted on a reasonable basis into dollars freely transferable to the United States, and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed shall be reduced by any amounts required to be withheld by the Company, its agent or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in currency other than dollars may not be converted on a reasonable basis into dollars freely transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of such currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. Holders understand that in converting foreign currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as if may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. It is understood that, notwithstanding that a portion of any distribution is held by the Depositary pursuant to Section 4.2 of the Deposit Agreement, upon payment of the cash distribution to a Custodian and/or the Depositary in accordance with the terms and conditions of the Deposit Agreement, the Company shall have fully discharged, and be free of all, obligations to any Holder relating to such cash distribution. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall take all steps necessary to receive such distribution and may with the Company’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into dollars if not in dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as provided in the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary, after consultation with the Company, shall have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary shall, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of any such sale for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.2 of the Deposit Agreement. The Depositary will not offer such rights to Holders having an address in the United States, unless the Company furnishes to the Depositary (i) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (ii) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933. The Company shall not be obligated to provide any such opinions or evidence or effect registration of such rights under the Securities Act of 1933.

(2)  Record Dates. Whenever the Depositary shall receive written notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash or Shares, or any rights to be issued, with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive written notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (which, where applicable shall be as close as practicable to the date corresponding to the record date fixed by the Company in respect of the Shares), for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares, subject to the provisions of the Deposit Agreement.

(3)  Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights, as provided in Section 4.7 of the Deposit Agreement, and shall mail to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting (including, without limitation, a statement that shareholders are required to give notice of their intention to attend the meeting in person or by proxy), and (b) a statement that a Holder of record at the close of business on a specified record date will only be entitled, subject to any applicable provision of Finnish law, the Articles of Association of the Company and subject to compliance with the succeeding sentences of this paragraph, to appoint the Depositary as proxy as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities. It is a precondition for exercising any voting rights that a Holder is registered in the Company’s shareholder register as a shareholder of the Company prior to the record date of the meeting and gives notice of his intention to attend the meeting, in person or by power of attorney, not later than a date, specified in the notice convening the meeting. Pursuant to these requirements, Holders of Receipts will be entitled to instruct the Depositary to request the Custodian to cause the equivalent underlying Shares to be registered in the Book-Entry Register in the name of the Holder and to give notice to the Company of the Holders intention to attend the meeting and to vote the Shares at such meeting in person or by proxy. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Shares or other Deposited Securities evidenced by such Receipt in accordance with the instructions set forth in such request. Immediately following any such meeting, the Custodian will re-register the Shares in the Book-Entry Register in the name in which such Shares were previously registered.

(4)  Changes Affecting Deposited Securities. In circumstances where the provisions of Section 4.4 of the Deposit Agreement do not apply, upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth also represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts. Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders of Receipts.

(5)  Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Principal Office any notices and communications received from the Company which are received by the Depositary as the owner of the Deposited Securities. The Depositary will also send to Holders of Receipts copies of notices and reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders of Receipts, provided that any inspection by Holders shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(6)  Taxation. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, at such place or places, and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

(7)  Liability of the Company and Depositary. Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Finland or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company’s Articles of Association or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Company’s Articles of Association or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any holder of Receipts or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or holder of Receipts to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise.

Each of the Company and the Depositary assumes no obligation and shall be subject to no liability under the Deposit Agreement or the Receipts to Holders of Receipts or other persons, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Company nor the Depositary shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceeding, the responsibility of the Custodian being solely to the Depositary. Neither the Company nor the Depositary nor their respective agents shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith. The Depositary, subject to the provisions of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and its directors, employees, agents (including each Custodian) and affiliates against, and hold each of them harmless from, any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership of transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement (Pre-Release). The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre- Released, whether or not such cancellation is prior to the termination of such Pre- Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder then outstanding; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including, without limitation, earnings on the collateral. The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates against, and hold them harmless from any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to its or their negligence or bad faith.

(8)  Resignation and Removal of Depositary; Substitution of the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The term Depositary shall also refer to any successor depositary appointed pursuant to this Paragraph (8). The Depositary may at any time appoint a substitute custodian approved by the Company, such approval not having been unreasonably withheld, and the term Custodian shall also refer to such substitute.

(9) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any Amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

(10)  Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment within such 60 days. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfer of Receipts, will suspend the distribution of dividends to the Holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. Thereafter the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

(11)  Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement or Receipt to the contrary, the Company and the Depositary each agree that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, instruction 1A(1) of the General instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entirety
JT TEN  - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT Custodian _____ under Uniform Gifts Minors Act______
           (Cust)                                                         (State)

Additional abbreviation may also be used though not in the above list

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address of assignee

the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints _______________________________________________________________ attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:	Signature:
NOTE: The signature to any endorsement hereon must correspond with the manes as written upon the face of the Receipt, in every particular, without alteration of enlargement of any change whatever.